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                                                                  Exhibit (d.19)

                              ASSUMPTION AGREEMENT

AGREEMENT made as of March 28, 2003 between GOLDMAN, SACHS & CO. ("GS&Co.") and GOLDMAN SACHS ASSET MANAGEMENT, L.P. ("GSAM LP"), each a wholly-owned direct and indirect subsidiary of THE GOLDMAN SACHS GROUP, INC.

          WHEREAS, ING Partners, Inc. (formerly Portfolio Partners, Inc.) (the "Company") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

          WHEREAS, GS&Co. has been previously appointed as sub-investment adviser to the IPI Goldman Sachs Capital Growth Portfolio (formerly PPI Goldman Sachs Capital Growth Portfolio) (the "Portfolio") of the Company pursuant to an Investment Sub-Advisory Agreement with ING Life Insurance and Annuity Company (formerly Aetna Life Insurance and Annuity Company) dated November 19, 2001 (the "Investment Sub-Advisory Agreement"); and

          WHEREAS, GS&Co. and GSAM LP intend that GSAM LP act as sub-investment adviser with respect to the Company pursuant to the Investment Sub-Advisory Agreement.

          NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

     1. GSAM LP hereby assumes all rights and obligations of GS&Co. under the Investment Sub-Advisory Agreement with respect to the Portfolio.

     2. GS&Co. and GSAM LP hereby represent that after the assumption referred to above: (a) the management personnel of GS&Co. responsible for providing sub-investment advisory services to the Portfolio under the Investment Sub-Advisory Agreement, including the portfolio managers and the supervisory personnel, will provide the same services for the Portfolio as officers or employees of GSAM LP; and (b) both GS&Co. and GSAM LP will be wholly-owned direct and indirect subsidiaries of The Goldman Sachs Group, Inc. Consequently, GS&Co. and GSAM LP believe that the assumption effected by this Agreement does not involve a change in actual control or actual management with respect to the sub-investment adviser for the Portfolio.

     3. GSAM LP is hereby bound by all of the terms of the Investment Sub-Advisory Agreement, which will continue in full force and effect with respect to GSAM LP.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


Attest: /s/ Cecilia Garcia              GOLDMAN, SACHS & CO.
        ----------------------------

                                        By:        /s/ Amy Curran
                                               ---------------------------------
                                                       (Authorized Officer)

                                        Name:      Amy E. Curran
                                               ---------------------------------


                                        Title:     Vice President
                                               ---------------------------------


Attest: /s/ Cecilia Garcia              GOLDMAN SACHS ASSET
        ----------------------------    MANAGEMENT, L.P.


                                        By:        /s/ Howard Surloff
                                               ---------------------------------
                                                       (Authorized Officer)

                                        Name:          Howard Surloff
                                               ---------------------------------


                                        Title:         Authorized Signatory
                                               ---------------------------------


Acknowledged and Accepted as of the Date
First Set Forth Above:

ING LIFE INSURANCE AND ANNUITY COMPANY


By:     /s/  Laurie M. Tillinghast
        --------------------------------


Name:   Laurie M. Tillinghast
        --------------------------------


Title:  Vice President
        --------------------------------